UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 21, 2018

UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 960-1010
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.

In conjunction with its acquisition of Interfax Communications Limited, a private company limited by shares organized and existing under the laws of Ireland (“Interfax”), on March 21, 2018, Upland Software, Inc. (the “Company”) entered into an amendment to its credit facility with Wells Fargo Capital Finance and CIT Bank, N.A. as joint lead arrangers, and including Goldman Sachs Bank USA, Regions Bank, and Citizens Bank, N.A., with a Consent and Sixth Amendment to Credit Agreement (the “Amendment”) that amends that certain Credit Agreement dated as of May 14, 2015 (the “Credit Agreement”) among inter alia the Company, certain of its subsidiaries, and each of the lenders named in the Credit Agreement.

The Credit Agreement, as amended, provides for a $258.7 million credit facility, including a $163.7 million outstanding term loan, a $30 million delayed draw term loan commitment, a $10 million revolving loan commitment, and a $55 million uncommitted accordion. Specifically, $50 million of new term debt was drawn with no associated call protection, taking the Company’s gross debt outstanding from $113.7 million to $163.7 million, with debt, net of cash on hand, now at approximately $135.0 million.

The Amendment also provides for other improvements including, among other things, (i) a favorable adjustment to decrease the overall applicable interest rate for accounts outstanding under the Credit Agreement by 50 to 150 basis points resulting in a current effective interest rate of approximately 6.15% down from the previous effective interest rate of approximately 7.1%; (ii) a favorable adjustment to the leverage ratio to increase the amount of funded indebtedness to EBITDA (as defined in the Amendment) to 4.25 to 1.00 as of March 31, 2018, along with additional leverage ratio improvements throughout the remainder of the loan term; and (iii) a favorable increase to the recurring revenue ratio future draw condition to the delayed draw term loan facility from 1.25:1.0 to 1.50:1.0.

The foregoing summary of the Credit Agreement, as amended, does not purport to be complete and is qualified in its entirety by reference to the complete text of (i) the Credit Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Quarterly Report Form 10-Q for the quarter ended June 30, 2016; (ii) the Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report Form 10-Q for the quarter ended March 31, 2018; (iii) the Fifth Amendment to Credit Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Quarterly Report Form 10-Q for the quarter ended September 30, 2017; (iv) the Fourth Amendment to Credit Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Quarterly Report Form 10-Q for the quarter ended June 30, 2017; (v) the Third Amendment to Credit Agreement, a copy of which is filed as Exhibit 10.18.3 to the Company’s Annual Report Form 10-K for the year end 2016; (vi) the Second Amendment to Credit Agreement, a copy of which is filed as Exhibit 10.18.2 to the Company’s Annual Report Form 10-K for the year end 2016; and (vii) the First Amendment to Credit Agreement, a copy of which is filed as Exhibit 10.18.1 to the Company’s Annual Report Form 10-K for the year end 2016.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On March 21, 2018, the Company’s wholly owned subsidiary, PowerSteering Software Limited, a limited company organized and existing under the laws of England and Wales (“PowerSteering UK”), entered into an agreement to purchase the shares comprising the entire issued share capital of Interfax pursuant to a Share Purchase Agreement by and among PowerSteering UK, Yehuda Alon and Tamar Marsh. In connection with this acquisition, the Company also acquired certain assets related to Interfax’s business from a United States based reseller of Interfax’s products. The aggregate consideration paid for Interfax and the US reseller assets was $37 million in cash at closing, net of cash acquired, and a $5.0 million cash holdback payable over 18 months and subject to reduction for indemnification claims. The foregoing excludes any potential earnout payments tied to performance-based goals. The purchase price consideration paid by the Company came from the Company's credit facility expansion, pursuant to the Amendment to the Credit Agreement disclosed in Item 1.01 above.

The foregoing description of the Share Purchase Agreement is a summary only, does not purport to set forth the complete terms of such agreement, and is qualified in its entirety by reference to the Share Purchase Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and hereby incorporated by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On March 22, 2018, the Company issued a press release regarding the acquisition of Interfax. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 to Form 8-K, the information provided in this Item 7.01 and attached to this Current Report on Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Share Purchase Agreement by and among PowerSteering Software Limited, Yehuda Alon and Tamar Marsh dated as of March 21, 2018
99.1	Press Release issued by Upland Software, Inc., dated March 22, 2018
*    The schedules and exhibits to the Share Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ John T. McDonald
John T. McDonald Chief Executive Officer

Date: March 22, 2018